UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 28, 2009

______________

DRI Corporation
(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-28539	56-1362926
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13760 Noel Road, Suite 830, Dallas, Texas 75240
(Address of Principal Executive Offices) (Zip Code)
Registrant's Telephone Number, Including Area Code	(214) 378-8992

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.     Regulation FD Disclosure

On July 28, 2009, DRI Corporation announced that the Company’s Mobitec AB subsidiary (“Mobitec Group”) in Sweden has entered an agreement to acquire the remaining 50 percent interest in its Brazilian joint venture, Mobitec Brazil Ltda, from its business partner in Caxias do Sul, Brazil. The agreement would establish the Company’s 100 percent ownership of that enterprise; a rescission provision for both the Company and the seller exists until certain conditions are met, which should occur on or before Oct. 12, 2009.

In the same press release, the Company noted its estimated calendar for purposes of filing second quarter 2009 results and discussing those results with shareholders.

The Company incorporates by reference the information included in Item 7.01 and Item 9.01 of this Form 8-K. This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.

ITEM 9.01.     Financial Statements and Exhibits

(a)       Exhibits.
           99.1      Press release dated July 28, 2009.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRI CORPORATION

Date:	July 28, 2009	By:	/s/ STEPHEN P. SLAY
Stephen P. Slay
Vice President, Chief Financial Officer, Secretary and Treasurer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release dated July 28, 2009.